Exhibit 10.5.1

AUTHORIZATION AGREEMENT PVCP/SPV # 012/2002-ANATEL

AUTHORIZATION AGREEMENT FOR PERSONAL MOBILE SERVICE ENTERED INTO BETWEEN AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES (BRAZILIAN TELECOMMUNICATIONS AGENCY) — ANATEL AND Celular CRT S.A.

By this agreement, on one side AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES—ANATEL, hereinafter referred to as ANATEL, a FEDERAL GOVERNMENT regulatory agency, under the terms of the General Telecommunications Law—LGT (Federal Law No. 9,472, dated July 16, 1997), enrolled in the General Taxpayer’s ID (CGC/MF) under No. 02.030.715/0001-12, herein represented by the Chairman of its Direction Board (Conselho Diretor), Mr. LUIZ GUILHERME SCHYMURA DE OLIVEIRA and its Board member Mr. LUIZ TITO CERASOLI and, on the other side Celular CRT S.A., enrolled in the Corporate Taxpayer’s ID (CNPJ) under No. 02.603.554/0001-09, herein represented by its Executive Vice President, Mr. PAULO CESAR PEREIRA TEIXEIRA, Brazilian, married, engineer, identity card (Cédula de Identidade—R.G.) No. 301.540.175-9 (SSP/RS) and its Vice President for Planning and Coordination, Mr. JOSÉ CARLOS DE LA ROSA GUARDIOLA, Spanish, divorced, engineer, alien registration card (Cédula de Identidade para Estrangeiros—RNE) No. V271593-8, hereinafter referred to as the AUTHORIZED PARTY, enter into this AUTHORIZATION AGREEMENT, Anatel Proceedings No. 53500.001479/2001, which shall be ruled by the following clauses:

Chapter I

Purpose, Area and Term of Authorization

CLAUSE 1.1—The purpose of this Agreement is the issue of Authorization for the exploration of the Personal Mobile Service—SMP, provided on a private basis, in the geographical area comprised by the regions of the State of Rio Grande do Sul, except for the cities of Pelotas, Morro Redondo, Capão do Leão and Turuçu, in the Region II of the PGA-SMP.

Paragraph 1—The purpose of this Authorization includes the Personal Mobile Service, provided on a private basis, in compliance with ANATEL’s regulation, and, in particular, in agreement with the provisions set forth in the SMP Rules and in the SMP General Authorization Plan.

Paragraph 2—This Authorization is issued based on Article 214, item V, of the LGT and on the Rule for Adaptation of the Concession and Authorization Agreements from the

Cellular Mobile Service—SMC to the Personal Mobile Service—SMP, approved by ANATEL Resolution No. 318, dated September 27, 2002, as amended by ANATEL Resolution No. 326, dated November 28, 2002, hereinafter referred to as ADAPTATION RULE in replacement to the CONCESSION AGREEMENT No. 023/97-DOTC/SFO/MC, dated November 4, 1997, D.O.U (Federal Official Gazette) as of November 5, 1997, hereinafter referred to as REPLACED AGREEMENT.

CLAUSE 1.2—Personal Mobile Service is a land-based mobile telecommunications service of common interest that enables communication between mobile stations and from mobile stations to other stations, in compliance with the provisions set forth in the relevant regulations.

CLAUSE 1.3—The AUTHORIZED PARTY is entitled to the industrial exploration of the means linked to the rendering of the services, in compliance with the provisions of the regulation, as well as with the provisions prescribed in Articles 154 and 155 of the LGT.

CLAUSE 1.4—This authorization for exploring the SMP is granted for an undetermined period of time.

CLAUSE 1.5—The AUTHORIZED PARTY must operate the service with the use of the Subband of radio frequencies provided for by the REPLACED AGREEMENT, set forth below:

Transmission of the Mobile Station: 824.0 to 835.0 MHz / 845.0 to 846.5 MHz

Transmission of the Radio Base Station: 869.0 to 880.0 MHz / 890.0 to 891.5 MHz

CLAUSE 1.6—The right to use the radio frequencies mentioned in the previous clause shall be effective until December 17, 2007, which is the remaining period, which may be postponed only, for an additional period of 15 (fifteen) years, and this postponement shall be charged.

Paragraph 1—The use of the radio frequency shall take place on a primary basis and restricted to the corresponding Rendering Area.

Paragraph 2—The right to use the radio frequency is conditional on its efficient and adequate utilization.

Paragraph 3—The share of the radio frequency, when not implying harmful interference neither imposing limitation to the SMP rendering, may be authorized by ANATEL.

CLAUSE 1.7—THE AUTHORIZED PARTY, for the postponement of the right to use the radio frequencies linked to this Authorization, must pay, every two years, during the postponement period, a bonus corresponding to 2% (two percent) of its income for the year prior to the payment, of the SMP, net of relevant taxes and social contributions.

Paragraph 1—In the calculation of the amount referred to in the caput of this Clause, the net income resulting from the utilization of the Service Plans, Basic and Alternative ones (which is the purpose of this Authorization) shall be all taken into account.

Paragraph 2—The calculation of the percentage referred to in the caput of this Clause shall always be made in relation to the net income from relevant tax deductions and contributions, estimated between January and December of the previous year and obtained from the financial statements prepared in accordance with basic accounting principles approved by the AUTHORIZED PARTY’s Management and audited by independent auditors, and the payment shall be due on April 30 (thirty) of the year following the determination of the charge.

Paragraph 3—The first installment of the charge shall be due on April 30 (thirty), 2009, calculated considering the net income determined from January 1 to December 31, 2008, and the subsequent installments shall be due every twenty four months, having as calculation basis the income for the previous year.

Paragraph 4—The overdue payment of the charge provided for by this Clause shall imply the collection of a late payment fine of 0.33% (zero point thirty three percent) a day, up to the limit of 10% (ten percent), plus the SELIC reference rate for federal securities, to be imposed on the debt amount considering all the overdue payment days.

CLAUSE 1.8—The request for the postponement of the right to use radio frequencies must be submitted to ANATEL up to thirty months prior to the maturity date of the original period.

Sole paragraph. This shall only be rejected if the interested party fails to make rational and appropriate use of the radio frequencies, if it has committed repeated violations in its activities or if it shall be necessary to modify the destination of the radio frequency.

CLAUSE 1.9—ANATEL is authorized to bring new granting authorization proceedings for the SMP exploration, in the event a postponement request is not timely formulated up to 24 (twenty four) months prior to the maturity of the original period.

Chapter II

Replacement Amount

CLAUSE 2.1—The replacement amount of the AGREEMENT REPLACED by this AUTHORIZATION AGREEMENT is R$ 9,000.00 (nine thousand reais).

Sole paragraph. The nonpayment of outstanding installments, resulting from undertaken commitments, relating to the amounts due by the Concession or Authorization of the Cellular Mobile Service—SMC, shall imply forfeiture of this Authorization, regardless of the enforcement of other penalties.

Chapter III

Manner, Form and Conditions of Service Rendering

CLAUSE 3.1—The AUTHORIZED PARTY undertakes to provide the service, purpose of the Authorization, by means of fully complying with the obligations inherent to the service provided on a private basis, in compliance with the criteria, formulas and parameters set forth in this Authorization Agreement.

Sole paragraph. The noncompliance with the obligations related to the purpose of this Authorization Agreement shall engender the enforcement of the sanctions set forth herein, enable temporary interruption by ANATEL and, as the case may be, the forfeiture of this Authorization, under the terms of Article 137 of the LGT.

CLAUSE 3.2—The AUTHORIZED PARTY shall provide the service (purpose of this Authorization) on its own account and risk, on the wide and fair competition basis set forth in the LGT, and it shall be remunerated by the prices charged in accordance with the provision of this Authorization Agreement.

Paragraph 1—The AUTHORIZED PARTY shall not be entitled to any type of exclusivity, any assumption of assurance of financial and economic balance, and may not claim the right as to accept new providers of the same service.

Paragraph 2—The AUTHORIZED PARTY shall not be entitled to the vested right to the maintenance of the conditions in force upon the issue of this Authorization or the beginning of the activities, and must comply with the new conditions imposed by the law and the regulations.

Paragraph 3—The rules shall grant sufficient periods of time for the adaptation to these new conditions.

CLAUSE 3.3—The AUTHORIZED PARTY must maintain free access to emergency public services as provided for by the regulations.

CLAUSE 3.4—The AUTHORIZED PARTY must ensure its user free exercise of his/her right to choose the STFC (Exchanged Fixed Telephony Service) provider to direct Long Distance calls, in compliance with the provisions in the SMP regulation, in particular, in the ADAPTATION RULE.

CLAUSE 3.5—The changes in the corporate control of the AUTHORIZED PARTY shall be subject to analysis by ANATEL for purposes of verification of the conditions indispensable to the issue and maintenance of the authorization, under the terms of the regulations.

Sole paragraph. The conditions indispensable to the issue and maintenance of the authorization, among others, are those provided for by the General Authorization Plan of the SMP, in the Article 10, paragraph 2 of the PGO and in Article 133 of the LGT.

CLAUSE 3.6—The transfer of the Authorization Agreement shall be subject to ANATEL’s approval, in compliance with the requirements of the paragraph 2 of Article 136 of the LGT.

Sole paragraph. The operation period of the Cellular Mobile Service during the effectiveness of the REPLACED AGREEMENT shall be taken into account for purposes of item I of the Article 98 of the LGT.

CLAUSE 3.7—The AUTHORIZED PARTY shall freely establish the prices to be charged in the SMP rendering, defining Services Plans with structures, forms, criteria and amounts that shall be reasonable and undifferentiated, and that may change due to technical features, specific costs and tools offered to users, as defined in the SMP regulation, in particular, in the ADAPTATION RULE.

Chapter IV

Coverage Commitments

CLAUSE 4.1—The coverage commitments, set forth in the REPLACED AGREEMENT, are maintained, including assistance and coverage obligations.

CLAUSE 4.2—The noncompliance with these commitments subjects the AUTHORIZED PARTY to sanctions set forth in this Agreement and in the regulations, and may cause the discontinuance of the authorization.

Chapter V

Quality of the Service

CLAUSE 5.1—The adequate quality of the service provided by the AUTHORIZED PARTY is an assumption of this Authorization, considering as such the service which shall meet the regularity, efficiency, security, upgrade, generality and politeness conditions.

Paragraph 1—Regularity shall be characterized by the continuous exploration of the service, fully complying with the provision in the rules issued by ANATEL.

Paragraph 2—Efficiency shall be characterized by the achievement and preservation of the parameters in this Authorization Agreement and by the assistance to the service user in the periods set forth in this Authorization Agreement.

Paragraph 3—Security in the exploration of the service shall be characterized by the confidentiality of data referring to the use of the service by users, as well as by the full preservation of the confidentiality of information transmitted within the scope of its rendering.

Paragraph 4—Upgrade shall be characterized by the modernity of the equipments, facilities and techniques for exploration of the service, including technological advances that shall permanently bring benefits to users, complying with the provisions in this Authorization Agreement.

Paragraph 5—Generality shall be characterized with the undifferentiated rendering of the service to every and any user, and the AUTHORIZED PARTY undertakes to provide the service to whoever requires it, in accordance with the regulation.

Paragraph 6—Politeness shall be characterized by the respectful and immediate assistance to all users of the authorized service, as well as by the compliance with the obligations to promptly and politely inform and serve everyone that, user or not, require from the AUTHORIZED PARTY information, measures or any type of request as provided for by this Authorization Agreement.

CLAUSE 5.2—The AUTHORIZED PARTY must comply with the quality goals set forth in the General Plan of Quality Goals for the SMP.

Sole paragraph. For the purposes of the provision set forth in the paragraph 5 of Article 1 of the PGMQ – SMP, the publication date of the summary of this Agreement shall be considered as the beginning of the SMP commercial operation in a location where the rendering of the SMC already takes place.

CLAUSE 5.3—The exploration of the authorized service may only be interrupted in conformity with the SMP Regulation issued by ANATEL.

Chapter VI

Numbering Plan

CLAUSE 6.1—The AUTHORIZED PARTY undertakes to comply with the Numbering Rules issued by ANATEL, and must ensure the subscriber of the service the portability of access codes as provided for by the regulation.

Chapter VII

Charging of Users

CLAUSE 7.1—The amount, the measuring form and criteria to charge the services provided must be set forth by the AUTHORIZED PARTY based on the SMP Regulation, complying with clause 3.7 of this Authorization Agreement.

Chapter VIII

Rights and Obligations of the Users

CLAUSE 8.1—Rights and obligations of the users are those set forth in the LGT and in the regulations without prejudice to the rights provided for by Law No. 8,078, dated September 11, 1990, in the cases ruled by it, or to the ones in the SMP rendering agreements.

Chapter IX

Rights and Obligations of the AUTHORIZED PARTY

CLAUSE 9.1—Rights and obligations of the AUTHORIZED PARTY are those set forth in the LGT and in the regulations.

CLAUSE 9.2—In the contracting of services and in the acquisition of equipments and materials linked to the purpose of this Authorization Agreement, the AUTHORIZED

PARTY undertakes to consider offers from independent suppliers, inclusively national ones, and base its decisions, regarding different offers presented, on the compliance with objective price criteria, delivery conditions and technical specifications set forth in the pertinent regulation.

Sole paragraph. In the contracting in question, the procedures of the Rule on Procedures of Contracting of Services and Acquisition of Equipments or Materials by the Providers of Telecommunications Services are put into practice, approved by ANATEL Resolution No.155, dated August 5, 1999.

Chapter X

Obligations and Prerogatives of ANATEL

CLAUSE 10.1—In addition to the other prerogatives inherent to its function of regulation body and the other obligations arising from this Authorization Agreement, it shall be incumbent upon ANATEL to:

I—observe and supervise the exploration of the service, aiming at the compliance with the regulation;

II—control the exploration of the authorized service;

III—impose penalties set forth in the regulation of the service and, specifically, in this Authorization Agreement;

IV—care for the good quality of the service, receive, analyze and solve the user’s complaints and claims, making them aware, up to 90 (ninety) days, of the measures taken with a view to the constraint of violations to their rights;

V—declare the Authorization extinguished in the events set forth in the LGT;

VI—care for the assurance of interconnection, settling possible loose ends arising between the AUTHORIZED PARTY and other providers;

VII—permanently observe the relationship between the AUTHORIZED PARTY and other providers, settling conflicts that may arise;

VIII—prevent conducts of the AUTHORIZED PARTY contrary to the competition system, complying with the jurisdictions of the Brazilian Administrative Council for Economic Defense (CADE), the regulation and, in particular, the provision of Clauses 10.2. and 10.3. of this Chapter;

IX—supervise the service as set forth in this Authorization Agreement; and

X—collect the charges related to the Brazilian Telecommunications Supervision Fund (FISTEL), adopting measures provided for by the law.

CLAUSE 10.2—ANATEL may institute Proceedings for Verification of Noncompliance with Obligations (PADO), aimed at verifying the untruth or the lack of foundation of the conditions declared by the AUTHORIZED PARTY, regarding the non participation in the control of other companies or regarding other preventive prohibitions of economic concentration, whenever there is evidence of the relevant influence of the AUTHORIZED PARTY, its affiliated companies, subsidiaries or parent companies on the legal entity which provides the SMP, under the terms of the Regulation for Verification of Control and Transfer of Control in Companies that Provide Telecommunications Services, approved by ANATEL Resolution No. 101, dated February 4, 1999.

Sole paragraph. After the procedure set forth in this Clause, the proof of existence of any situation that evidences untruth or lack of foundation of the conditions declared by the AUTHORIZED PARTY shall cancel this Authorization, under the terms of Article 139 of the LGT.

CLAUSE 10.3—ANATEL may also institute administrative proceedings aimed at verifying violation against the economic policy provided for by Law No. 8,884/94.

Chapter XI

Supervision System

CLAUSE 11.1—ANATEL shall conduct the supervision of the services in order to ensure the compliance with the commitments in this Authorization Agreement.

Paragraph 1—The supervision to be conducted by ANATEL shall include the inspection and verification of the activities, equipments and facilities of the AUTHORIZED PARTY, implying wide access to all data and information of the AUTHORIZED PARTY or third parties.

Paragraph 2—The information collected during the supervision shall be published in the Library, except the information that, by the AUTHORIZED PARTY’s request, shall be considered by ANATEL as confidential.

Paragraph 3—The information that shall be considered as confidential under the terms of the previous paragraph shall only be used in the procedures linked to this Authorization Agreement, and ANATEL and those indicated by it are responsible for any disclosure, wide or limited ones, of such information out of this scope of use.

CLAUSE 11.2—The AUTHORIZED PARTY, by means of an appointed representative, may verify all and any supervision activity of ANATEL, and may not prevent or hinder the supervision, under penalty of incurring punishments provided for by the regulation.

Chapter XII

Telecommunications Networks and Access to Visiting Users

CLAUSE 12.1—With regard to the implementation and operation of Telecommunications Networks aimed at giving support to the rendering of the SMP, the AUTHORIZED PARTY must comply with the provision in the regulations, in particular, in the provisions of the Rule of Telecommunications Services, issued by the Resolution No. 73, dated November 25, 1998; in the General Rule of Interconnection, approved by the Resolution No. 40, dated July 23, 1998; and in the SMP regulation.

Sole paragraph. The change in the technology standards, made by the AUTHORIZED PARTY, may not impose high charges on users in a unilateral and arbitrary manner, inclusively in relation to the existing assistance conditions to visiting users.

CLAUSE 12.2—The remuneration for the use of networks among the AUTHORIZED PARTY and the other providers of telecommunications services shall comply with the provision of Article 152 of the LGT and in the SMP regulation, in particular in the ADAPTATION RULE.

Sole paragraph. The document set forth in the item 7 of the ADAPTATION RULE shall compose Annex I of this Agreement.

Chapter XIII

Sanctions

CLAUSE 13.1—The AUTHORIZED PARTY is subject to ANATEL’s supervision, complying with the pertinent legal and regulatory provisions, and it must, when required, account for them as provided for by the SMP regulation, enabling free access to its technical resources and accounting records.

CLAUSE 13.2—The noncompliance with the conditions or commitments made linked to the authorization shall subject the AUTHORIZED PARTY to the sanctions of warning, fine, temporary interruption or forfeiture, as provided for by the SMP regulation.

Chapter XIV

Cancellation of the Authorization

CLAUSE 14.1—The Authorization shall be considered cancelled by annulment, forfeiture, deterioration, relinquishment or cancellation, as provided for by the Articles 138 to 144 of the LGT and in conformity with the procedures in the regulation.

Sole paragraph. The statement of cancellation shall not suppress the imposition of the appropriate penalties, in conformity with the provision of the Authorization Agreement, for the violations incurred in by the AUTHORIZED PARTY.

Chapter XV

Legal System and Applicable Documents

CLAUSE 15.1—This Authorization is ruled, without prejudice to the other rules included in Brazilian system of laws, by LGT and the regulations arising therefrom.

CLAUSE 15.2—In the exploration of the service authorized herein, ANATEL’s regulation must be complied with, as an integral part of this Authorization Term, in particular, the documents referred to in the SMP Regulation.

CLAUSE 15.4—In the interpretation of the rules and provisions in this Authorization Agreement, in addition to the documents referred to in this Chapter, the general rules of hermeneutics and the rules and principles in the LGT must be taken into account.

Chapter XVI

Temporary Provisions

CLAUSE 16.1—Until the ratification or celebration of the VU-M, pursuant to the option of the SMP provider, both the remuneration amount of the network and the criteria for the processing and passing on of amounts among the providers of the Cellular Mobile Service and Exchanged Fixed Telephony Service, must be maintained.

Chapter XVII

Jurisdiction

CLAUSE 17.1—The court venue of the Judicial Section of the Federal Courts of Brasília, in the Federal District, shall be chosen for the settlement of issues arising from this Authorization Agreement.

Chapter XVIII

Final Provisions

CLAUSE 18.1—This Authorization Agreement shall become effective as from the publication of its summary in the Federal Official Gazette.

CLAUSE 18.2—Except for the provisions expressly stated in this Agreement, the other provisions of the REPLACED AGREEMENT, referred to in the paragraph 2 of the Clause 1.1, shall become ineffective.

In witness whereof, the parties, having fully agreed upon the provisions and conditions hereof, sign this agreement in three (3) copies of equal tenor and form in the presence of the undersigned witnesses, so that all its legal effects are produced.

Brasília, December 10, 2002.

By ANATEL:

LUIZ GUILHERME SCHYMURA DE OLIVEIRA

Chairman of the Board

LUIZ TITO CERASOLI

Board member

By the AUTHORIZED PARTY:

PAULO CESAR PEREIRA TEIXEIRA

Executive Vice President

JOSÉ CARLOS DE LA ROSA GUARDIOLA

Vice President for Planning and Coordination

Witnesses:

JARBAS JOSÉ VALENTE

4.346/D CREA-DF

BRUNO DE CARVALHO RAMOS

5.060.107.391/D CREA-SP

ANNEX I

OPTION STATEMENT

In conformity with the provision in the item 7 of the ADAPTATION RULE, Celular CRT S.A., Corporate Taxpayer’s ID (CNPJ) # 02.603.554/0001-09, herein represented by its Executive Vice President, PAULO CESAR PEREIRA TEIXEIRA, a Brazilian citizen, married, engineer, identity card # 301.540.175-9 SSP/RS, opts for the submission to the item 5 and its subitems of the Remuneration Criteria Rule for the Use of Networks of Providers of Personal Mobile Service—SMP, approved by the Resolutions # 319, as of September 27, 2002, requesting the ratification of the TU-M, maximum amount of which shall be the maximum amount of the initial VU-M of its Rendering Area.

Brasília, December 10, 2002.

PAULO CESAR PEREIRA TEIXEIRA

Executive Vice President